FIRST AMENDMENT TO NOTE PURCHASE
AND PRIVATE SHELF AGREEMENT

FIRST AMENDMENT TO NOTE PURCHASE AND PRIVATE SHELF AGREEMENT (this “Amendment”), dated as of February 17, 2012, among Checkpoint Systems, Inc., a Pennsylvania corporation (the “Company”), each Subsidiary of the Company identified as “Subsidiary Guarantors” on the signature pages hereto (the “Subsidiary Guarantors”), and each of the holders of Notes that is a signatory to this Amendment (the “Noteholders”). Except as provided below, capitalized terms used in this Amendment and not defined herein have the respective meanings set forth on Schedule B to the Note Purchase Agreement described below.

R E C I T A L S:

WHEREAS, the Company and the Noteholders are parties to that certain Note Purchase and Private Shelf Agreement dated as of July 22, 2010 (the “Existing Note Purchase Agreement”; and as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”);

WHEREAS, pursuant to the Existing Note Purchase Agreement, the Company issued, and the Noteholders purchased, the Company’s (a) 4.00% Series A Senior Secured Notes due July 22, 2015 in the aggregate principal amount of $25,000,000 (the “Series A Notes”), (b) 4.38% Series B Senior Secured Notes due July 22, 2016 in the aggregate principal amount of $25,000,000 (the “Series B Notes”), (c) 4.75% Series C Senior Secured Notes due July 22, 2017 in the aggregate principal amount of $25,000,000 (the “Series C Notes” and together with the Series A Notes and the Series B Notes, collectively, the “Notes”); and

WHEREAS, the Company desires to amend certain provisions of the Existing Note Purchase Agreement, and the Noteholders have agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

1.	AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT.

1.1. Amendments to Section 9.8(a) (Leverage Ratio).

(a) Clause (a) of Section 9.8 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(a)           Leverage Ratio.  The Company will, on a consolidated basis, maintain a Leverage Ratio as of the end of each fiscal quarter of the Company of less than or equal to the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Leverage Ratio
For each fiscal quarter ending prior to March 25, 2012	2.75 to 1.0
For the fiscal quarter ending March 25, 2012	3.00 to 1.0
For the fiscal quarter ending June 24, 2012	3.35 to 1.0
For the fiscal quarter ending September 23, 2012	3.25 to 1.0
For the fiscal quarter ending December 30, 2012 and each fiscal quarter ending thereafter	2.75 to 1.0”

(b) Section 9.8 of the Existing Note Purchase Agreement is hereby amended by adding a new clause (c) to read as follows:

“(c)           Minimum Cash Balance.  On or prior to the date on which the Company is required to deliver its audited financial statements for the fiscal year of the Company ended December 25, 2011 pursuant to Section 7.1(b), the Company will provide evidence reasonably satisfactory to the Required Holders of the Notes that the aggregate amount of all cash and Cash Equivalents held by the Company and its Subsidiaries on a consolidated basis as of the close of business on the last day of the fiscal year of the Company ended December 25, 2011 was at least $90,000,000.”

1.2. Amendments to Schedule B (Defined Terms).

(a) The following definition is hereby added to Schedule B to the Existing Note Purchase Agreement in its appropriate alphabetical order:

““First Amendment Effective Date” means February 17, 2012.”

(b) The definition of “Permitted Acquisition” set forth in Schedule B to the Existing Note Purchase Agreement is hereby amended by adding the following new sentence at the end thereof:

“Notwithstanding the foregoing or anything contained in Section 10.5 of this Agreement, neither the Company nor any Subsidiary shall be permitted to consummate any acquisition from the First Amendment Effective Date through the fiscal quarter ending September 23, 2012, except as otherwise approved by the Required Holders.”

2.	REPRESENTATIONS AND WARRANTIES.

To induce the Noteholders to enter into this Amendment, the Company and each Subsidiary Guarantor represents and warrants as follows (it being agreed, however, that nothing in this Section 2 shall affect any of the representations and warranties previously made by (a) the Company in or pursuant to the Existing Note Purchase Agreement or (b) each Subsidiary Guarantor in or pursuant to the Subsidiary Guaranty Agreement, and that all of such other representations and warranties, as well as the representations and warranties in this Section 2, shall survive the effectiveness of this Amendment):

2.1. Organization; Power and Authority.

Each Credit Party is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  Each Credit Party has the corporate or other power and authority to execute and deliver this Amendment and to perform the provisions hereof.

2.2. Authorization, etc.

This Amendment has been duly authorized by all necessary corporate action on the part of each Credit Party and this Amendment constitutes a legal, valid and binding obligation of each Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3. Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by each Credit Party of this Amendment will not: (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than Liens created pursuant to the Financing Documents) in respect of any Material property of the Company or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or other agreement or instrument to which the Company or any of its Subsidiaries is bound or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any of its Subsidiaries, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries.

2.4. Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Credit Party of this Amendment other than those (if any) that have been obtained.

2.5. No Defaults.

No event has occurred and is continuing which constitutes a Default or Event of Default.

2.6. Security Documents.

The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Collateral Agent, for the benefit of the Secured Parties, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

3.	CONDITIONS TO EFFECTIVENESS OF AMENDMENTS.

This Amendment shall become effective only upon the date of the satisfaction in full of the following conditions precedent (the “Effective Date”):

3.1. Execution and Delivery of this Amendment.

Each Credit Party and the Noteholders shall have executed and delivered this Amendment.

3.2. Amendment to the Bank Credit Agreement.

The Noteholders shall have received a fully executed amendment to the Bank Credit Agreement with respect to, among other things, the covenant set forth therein regarding the Leverage Ratio, in form and substance reasonably satisfactory to the Noteholders, and such amendment shall be in full force and effect.

3.3. Representations and Warranties True.

The representations and warranties set forth in Section 2 shall be true and correct on such date in all respects.

3.4. Fees and Expenses.

The Company shall have paid all outstanding costs, expenses and fees of the Noteholders including, but not limited to, the reasonable fees of special counsel to the Noteholders, in accordance with Section 4 below.

3.5. Amendment Fee.

The Company shall pay to each Noteholder, on or prior to the Effective Date, an amendment fee in the amount set forth in the fee letter, dated as of the Effective Date, based on the outstanding principal amount of the Notes held by each such Noteholder, such fee to be paid to the account or accounts designated by each Noteholder pursuant to Section 14 of the Existing Note Purchase Agreement.

4.	EXPENSES.

The Company will promptly (and in any event within thirty days of receiving any statement or invoice therefor) pay all out-of-pocket fees, expenses and costs relating to this Amendment, including, but not limited to, the reasonable fees of special counsel to the Noteholders incurred in connection with the preparation, negotiation and delivery of this Amendment and any other documents related hereto.

5. MISCELLANEOUS.

5.1. Part of Existing Note Purchase Agreement; Future References, etc.

This Amendment shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly amended by this Amendment, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and each other Financing Document are hereby ratified and shall be and remain in full force and effect.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Note Purchase Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires.  This Amendment shall constitute a Financing Document under the terms of the Note Purchase Agreement.

5.2. Reaffirmation of Subsidiary Guaranty Agreement.

By executing this Amendment each of the Subsidiary Guarantors hereby acknowledges and confirms that nothing contained herein shall modify or alter in any respect whatsoever its guaranty of the obligations of the Company pursuant to the terms of the Subsidiary Guaranty Agreement and reaffirms that the Subsidiary Guaranty Agreement is, and shall continue to remain, in full force and effect.

5.3. Counterparts, Facsimiles.

This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Delivery of an executed signature page by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

5.4. Binding Effect.

This Amendment shall be binding upon and shall inure to the benefit of each Credit Party and the Noteholders and their respective successors and assigns.

5.5. No Actions, Claims, Etc.

As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against any Noteholder or any of its officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Note Purchase Agreement on or prior to the date hereof.

5.6. General Release.

In consideration of each Noteholder’s willingness to enter into this Amendment, each Credit Party hereby releases and forever discharges each Noteholder and such Noteholder’s predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Noteholder Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Credit Party may have or claim to have against any of the Noteholder Group.

5.7. Governing Law.

THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

[Intentionally Left Blank - Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the Effective Date.

COMPANY:

CHECKPOINT SYSTEMS, INC.

By:    /s/ Raymond D. Andrews
Name: Raymond D. Andrews
Title:           S.V.P. and Chief Financial Officer

SUBSIDIARY GUARANTORS:

CHECKPOINT SYSTEMS HOLDING, INC.

By:    /s/ John R. Van Zile
Name: John R. Van Zile
Title:           S.V.P., General Counsel and Secretary

OATSYSTEMS, INC.

By:    /s/ Todd Hauser
Name: Todd Hauser
Title:           V.P., Chief Financial Officer and Treasurer

CHECKPOINT INTERNATIONAL, LLC

By:    /s/ Raymond D. Andrews
Name: Raymond D. Andrews
Title:           President

J&F INTERNATIONAL USA, INC.

By:    /s/ Raymond D. Andrews
Name:           Raymond D. Andrews
Title:           S.V.P. and Chief Financial Officer

ADAPT IDENTIFICATION, LLC

By:    /s/ Raymond D. Andrews
Name:           Raymond D. Andrews
Title:           S.V.P. and Chief Financial Officer

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:      /s/ Eric R. Seward
Name: Eric R. Seward
Title:  Vice President

UNITED OF OMAHA LIFE INSURANCE
COMPANY
By:           Prudential Private Placement Investors,
L.P. (as Investment Advisor)
By:           Prudential Private Placement Investors, Inc.
(as its General Partner)

By:      /s/ Eric R. Seward
Name: Eric R. Seward
Title:  Vice President

PRUCO LIFE INSURANCE COMPANY

By:      /s/ Eric R. Seward
Name: Eric R. Seward
Title:  Assistant Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By:      /s/ Eric R. Seward
Name: Eric R. Seward
Title:  Vice President